                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  January 23, 1998



                            CHEMTRAK INCORPORATED
           (Exact name of registrant as specified in its charter)


         Delaware                             0-19749                      77-0295388
-------------------------------       ------------------------         -----------------
(State or other jurisdiction of       (Commission File Number)          (I.R.S. Employer
      incorporation)                                                   Identification No.)

                            929 E. Arques Avenue
                          Sunnyvale, CA 94086-4520
                  (Address of principal executive offices)

                               (408) 773-8156
            (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.
         ------------

     See Item 9, "Sales of Equity Securities Pursuant to Regulation S," immediately below.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
         ---------------------------------------------------

     On January 23, 1998 and January 26, 1998, ChemTrak Incorporated (the "Company") sold and issued an aggregate of 1,300 shares of 6% Cumulative Convertible Preferred Stock, $0.001 par value per share (the "Preferred Stock"), which were not registered under the Securities Act of 1933, as amended (the "Securities Act"), to seven persons (the "Investors") at an aggregate purchase price of $1,300,000. In connection with the Financing, the Company paid to Monetary Advancement International, Inc. a fee in an amount approximately equal to 9% of the amount of the proceeds of the offering. The Company also paid to Grushko & Mittman, counsel to the Investors, (i) a fee in an amount equal to 3/4% of the amount of the proceeds of the offering, and (ii) an additional, separate fee for services as the escrow agent in an amount equal to 1/2% of the amount of the proceeds of the offering.

     The issuance of the Preferred Stock was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) under the Securities Act as transactions by an issuer not involving a public offering. The issuance of the Preferred Stock was also deemed to be exempt from registration under the Securities Act in reliance on Regulation D promulgated under the Securities Act as transactions having no more than 35 purchasers, each of whom is an "accredited investor" as defined therein. The issuance of the Preferred Stock was also deemed to be exempt from registration under the Securities Act in reliance on Regulation S promulgated under the Securities Act ("Reg. S") as transactions in which (1) none of the Investors is a U.S. Person as that term is defined in Reg. S, (2) each of the Investors was outside the U.S. at the time of the buy order and execution of the Financing, (3) neither any of the Investors, nor any affiliate of any of the Investors, nor any person acting on behalf of any of the Investors, nor the Company solicited within the United States an offer to purchase the Preferred Stock, (4) no sale of the Preferred Stock will take place within the United States, (5) no shares of the Preferred Stock have been registered under the laws of any other country or jurisdiction, (6) each of the Investors purchased the Preferred Stock for its own account and benefit and not as a nominee or for the account of any other person or entity or any U.S. Person, (7) there are no distributors participating in the Financing, (8) none of the Investors has or had a present intention of selling or distributing the Preferred Stock or any part thereof, (9) each of the Investors has sufficient financial resources to hold the Preferred Stock for an indefinite period of time, (10) none of the Investors has taken, and none will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in a manipulation of the price of the Company Shares, (11) no offer to buy the Preferred Stock was made to the Company by the Investor in the United States, (12) the transactions contemplated by the Financing have not been pre-arranged with a purchaser who is in the United States or is a U.S. Person, and are not part of a plan or scheme to evade the registration provisions of the Securities Act, and (13) none of the Investors, nor the Company, nor any person acting for any of the Investors, the Company, or any distributor, has conducted any "directed selling efforts" as that term is defined in Reg. S. The Company has relied in part on representations of the Investors in establishing the factual basis for the foregoing.

     Each share of the Preferred Stock has a purchase price of $1,000 and a stated value of $1,000 (the "Stated Value"). After 60 days from the date on which a share of Preferred Stock was issued, each holder of shares of Preferred Stock has the right at any time, and from time to time, to convert some or all such shares into fully paid and nonassessable shares of Common Stock. Any such conversion shall occur according to the following formula: the number of shares of Common Stock issuable upon conversion of each share of Preferred Stock will equal (i) the sum of (A) the Stated Value per share and (B) accrued and unpaid dividends on such share, divided by (ii) the Conversion Price. The Conversion Price shall be equal to the lesser of: (i) 75% of the average of the Closing Bid Price (as defined below) of the Common Stock for the five trading days immediately preceding the date of issuance of the Preferred Stock; or (ii) 75% of the average of the Closing Bid Price for the five trading days immediately preceding conversion of the Preferred Stock. The Closing Bid Price shall mean the closing bid price of the Common Stock as reported from the Nasdaq SmallCap Market (or if not reported by Nasdaq as reported by such other exchange or market where traded). The minimum aggregate Stated Value able to be converted will be at least $25,000 (unless if at the time of such conversion the aggregate Stated Value of all shares of Preferred Stock registered to the Holder is less than $25,000, then the whole amount may be converted).

     On the date two years after the issuance of the Preferred Stock (the "Mandatory Conversion Date"), any shares of Preferred Stock not previously converted into shares of Common Stock shall automatically be converted into shares of Common Stock at the Conversion Price. On and after the Mandatory Conversion Date, all dividends on the Preferred Stock shall cease to accrue and the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as stockholders of the Company shall cease and terminate, except the right to receive the shares of Common Stock upon conversion.

     The holders of outstanding shares of Preferred Stock are entitled to receive preferential dividends in cash out of any funds of the Company legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the "Junior Stock") at the rate of 6% simple interest per annum on the Stated Value per share payable quarterly when and as declared; provided, however, that these preferential cumulative dividends, if not paid, will accumulate as a liability of the Company. In addition, fully paid and non-assessable shares of Preferred Stock at a rate of one share of Preferred Stock for each $1,000 of such dividend not paid in cash, and the issuance of such additional shares, will constitute full payment of such dividend.

     The dividends on the Preferred Stock will be cumulative whether or not earned so that if, at any time, full cumulative dividends, at the rate aforesaid on all shares of the Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time, shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Company or a subsidiary of the Company to the purchase redemption or other acquisition of the Preferred Stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

     Dividends on all shares of the Preferred Stock begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period is deemed to commence on the day following a quarterly dividend payment date herein specified and to end of the next succeeding quarterly dividend payment date herein specified.

     In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled to receive before any payment or distribution will be made on the Junior Stock, out of the assets of the Company available for distribution to stockholders, the Stated Value per share of Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Preferred Stock, then the holders of the Junior Stock of the Company will receive, ratably, all remaining assets of the Company legally available for distribution. If the assets of the Company available for distribution to the holders of the Preferred Stock are insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Company will be distributed to the exclusion of the holders of shares of Junior Stock ratably among the holders of Preferred Stock.

     Neither purchase nor the redemption by the Company of shares of any class of stock nor the merger nor consolidation of the Company with or into any other corporation or corporations nor the sale or transfer by the Company of all or any part of its assets will be deemed to be a liquidation, dissolution or winding-up of the Company for the purposes of the liquidation rights that would be available under the Financing. The Investors will enjoy a right of participation in any proposed public offering of Common Stock and a right of first refusal in the event of any future equity financing.

     The Company may elect to redeem all or part of the Stated Value of the Preferred Stock upon payment of an amount of dollars equal to the number of shares of Common Stock that could be obtained by converting into the Company's Common Stock that amount of Stated Value plus accrued but unpaid dividends and any other sums payable in respect of that Stated Value at the conversion price in effect on the date notice of redemption is given to the Holder (the "Redemption Date") multiplied by the average of the Closing Bid Price of the Common Stock for the five trading days immediately preceding such date. The Company may not redeem any amount which the Holder has elected to convert, including a notice of conversion given after the Redemption Date but prior to receipt by the Holder of the payment under the redemption provisions.

     The shares of Preferred Stock have no voting rights. The shares of Common Stock into which the Preferred Stock is converted will have full voting rights upon such conversion.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CHEMTRAK INCORPORATED


Dated:  February 6, 1998          By:   /s/ Donald V. Fluken
                                     --------------------------------------
                                     Donald V. Fluken
                                     Vice President, Secretary and
                                     Chief Financial Officer